As filed with the Securities and Exchange Act on May 24, 2010
                          Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as Specified in Its Charter)
____________________

Nevada	95-3848122
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
315 Manitoba Avenue, Suite 200 Wayzata, Minnesota 55391 (952) 476-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Reger
Chief Executive Officer
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391
(952) 476-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE
Title of Each	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Registered	Offering Price	Aggregate	Registration
to be Registered	(No. of Shares)	Per Unit	Offering Price	Fee
Common Stock, $.001 par value per share Senior Debt Securities Subordinated Debt Securities Warrants Stock Purchase Contracts Stock Purchase Units	(1)	(1)	(1)	(2)
(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Northern Oil and Gas, Inc.

Common Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units
_____________

We may offer from time to time shares of our common stock, senior debt securities, subordinated debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.  In addition, selling stockholders to be named in a prospectus supplement may use this prospectus to offer and sell shares of our common stock from time to time as provided herein.

We will provide specific terms of any offering of these securities, including the names of and other information relating to the selling stockholders, if applicable, in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on NYSE Amex Equities Market under the symbol “NOG.”

See the “Risk Factors” section in any prospectus supplement hereto, as well as beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2009 (which is incorporated herein by reference), to read about factors you should consider before purchasing any of the securities offered hereby.
________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
________________________

We may offer and sell these securities, and the selling stockholders may offer and sell shares of common stock, on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
________________________

The date of this prospectus is May 24, 2010.

TABLE OF CONTENTS

Prospectus

Neither we nor any selling stockholder has authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “Commission” or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  Under the automatic shelf process, over time, we may sell any combination of the securities, and selling stockholders may sell common stock, described in this prospectus or in any applicable prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the securities that we and the selling stockholders may offer.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated below under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we and the selling stockholders may offer.  Each time we sell securities, or the selling stockholders sell common stock, we will provide a prospectus supplement that contains specific information about the terms of those securities and that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Nevada corporation.
________________________

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the securities offered by this prospectus and any accompanying prospectus supplement. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus and any accompanying prospectus supplement are part of that registration statement. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus and any accompanying prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 8, 2010, as amended by Form 10-K/A filed with the SEC on April 30, 2010.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010.

•	Current Reports on Form 8-K filed with the SEC on each of March 25, 2010, April 12, 2010, and April 15, 2010.

•	Form 8-A filed with the SEC on March 19, 2008.

•	The description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-146596), including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Chad Winter
Chief Financial Officer
Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota  55391
(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included in this prospectus and any accompanying prospectus supplement, including the documents incorporated herein by reference, regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in commodities prices or the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements in the “Risk Factors” section and other sections of this prospectus and any accompanying prospectus supplement, including the documents incorporated herein by reference, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

THE COMPANY

We are a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties, and have focused our activities primarily on projects based in the Rocky Mountain Region of the United States, specifically the Bakken and Three Forks/Sanish formations within the Williston Basin.  We believe that we are able to create value via strategic acreage acquisitions and convert that value or portion thereof into production by utilizing experienced industry partners specializing in the specific areas of interest.  We have targeted specific prospects and began drilling for oil in the Williston Basin region in the fourth fiscal quarter of 2007.  As of March 31, 2010, we owned interests in a total of 210 gross wells that were either drilling, completing or producing, including 164 producing wells and 46 drilling or completing wells.  Of those wells, 207 wells targeted the Bakken/Three Forks formation and three wells targeted the Red River structure.

As an exploration company, our business strategy is to identify and exploit repeatable and scalable resource plays that can be quickly developed and at low costs.  We also intend to take advantage of our expertise in aggressive land acquisition to pursue exploration and development projects as a non-operating working interest partner, participating in drilling activities primarily on a heads-up basis proportionate to our working interest.  Our business does not depend upon any intellectual property, licenses or other proprietary property unique to our company, but instead revolves around our ability to acquire mineral rights and participate in drilling activities by virtue of our ownership of such rights and through the relationships we have developed with our operating partners.  We believe our competitive advantage lies in our ability to acquire property, specifically in the Williston Basin, in a nimble and efficient fashion.

We are focused on maintaining a low overhead structure.  We believe we are in a position to most efficiently exploit and identify high production oil and gas properties due to our unique non-operator model through which we are able to diversify our risk and participate in the evolution of technology by the collective expertise of those operators with which we partner.  We intend to continue to carefully pursue the acquisition of properties that fit our profile.

Our executive offices are located at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota 55391.  Our general telephone number is (952) 476-9800.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment of debt.  Net proceeds may be temporarily invested prior to use.  We will not receive any proceeds from the sale of common stock by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges for each of the periods presented.

					Three Months
Fiscal Year Ended December 31,					Ended March 31,
2005	2006	2007	2008	2009	2010

–	–	–(1)	–(1)	4.36x	15.19x

_____________________

(1)   The Company had no fixed charges for the years ended December 31, 2007 and 2008.

The ratio of earnings to fixed charges is calculated as follows:

(earings)
_________________________

(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees;

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock;

•	debt securities, which may be senior or subordinated;

•	warrants;

•	stock purchase contracts; or

•	stock purchase units.

In addition, selling stockholders to be named in a prospectus supplement may use this prospectus to offer and sell shares of our common stock.

We will set forth in the applicable prospectus supplement a description of the common stock, senior or subordinated debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus. The terms of the offering of securities, including the names of and other information relating to the selling stockholders, if applicable, and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

PLAN OF DISTRIBUTION

We may sell the offered securities and selling stockholders may sell common stock (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; (d) through a combination of any of these methods of sale; or (e) as otherwise described in the applicable prospectus supplement.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Any of the shares of common stock held by selling stockholders that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, this prospectus may be used by broker-dealers to resell any such shares of common stock that are being sold by a selling stockholder pursuant to Rule 144. If any selling stockholder sells pursuant to Rule 144, such selling stockholder will not be deemed to be an “underwriter” under the Securities Act with respect to those sales.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

Mantyla McReynolds, LLC, an independent registered public accounting firm, and an independent member of the BDO Seidman Alliance, has audited our financial statements incorporated by reference in this prospectus, as stated in their report, and such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and gas reserves incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

SEC Registration Fee	$	*
Rating Agency Fees		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Trustee’s Fees and Expenses		+
Blue Sky Fees		+
Printing and Engraving Fees		+
Miscellaneous		+

Total	$	+
______________________________
*      Deferred in reliance upon Rule 456(b) and 457(r).
+      Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to us or our stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502(2) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that he or she acted in any of the capacities described above in the discussion of Section 78.7502(1), against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those mentioned above in the discussion of Section 78.7502(1), except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged by a court of competent jurisdiction to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes also provides that to the extent a director or officer of our company has been successful in the defense of any action, suit or proceeding of the type mentioned above in the discussion of Section 78.7502(1) or (2), or in the defense of any claim, issue or matter in the litigation, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense.

Our articles of incorporation require us to indemnify, to the fullest extent permitted by the General Corporation Law of Nevada, any and all persons that we have the power to indemnify under such law against all expenses, liabilities or other matters referred to in, or covered by, such law. Our articles of incorporation also provide that we may purchase and maintain insurance for the benefit of any person covered by the foregoing indemnification against any liability asserted against him or her and incurred by him or her in any capacity for which indemnification is permitted under the General Corporation Law of Nevada, or any liability arising out of such status, whether or not we would have the power to indemnify him or her against such liability.

Our bylaws also contain provisions relating to indemnification of our directors, officers, employees and agents, however the provisions in our articles of incorporation supersede such bylaws provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Reference is made to the form of Underwriting Agreement which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.

Item 16.	Exhibits.

Exhibit No.	Description	Method of Filing
1	Form of Underwriting Agreement	(1)
4.1	Specimen Common Stock Certificate of Northern Oil and Gas, Inc.	(2)
4.2	Composite Articles of Incorporation of Northern Oil and Gas, Inc.	(3)
4.3	Amended and Restated Bylaws of Northern Oil and Gas, Inc.	(4)
4.4	Form of Senior Indenture	Filed Herewith
4.5	Form of Subordinated Indenture	Filed Herewith
4.6	Form of Senior Debt Security	(1)
4.7	Form of Subordinated Debt Security	(1)
4.8	Form of Warrant Agreement (including Form of Warrant)	(1)
4.9	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate)	(1)
4.10	Form of Unit Agreement (including Form of Unit Certificate)	(1)
5	Opinion of Faegre & Benson LLP	Filed Herewith
12	Calculation of Ratio of Earnings to Fixed Charges	Filed Herewith
23.1	Consent of Mantyla McReynolds LLC	Filed Herewith
23.2	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5)	Filed Herewith
24	Power of Attorney (included on the signature page hereto)	Filed Herewith
25	Statement of Eligibility of Trustee	(5)

____________________________

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

(2)	Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form SB-2 filed with the SEC on June 11, 2007, as amended.

(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A (Amendment No. 3) filed with the SEC on June 24, 2009.

(4)	Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2007.

(5)	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof  provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 21, 2010.

Northern Oil and Gas, Inc.

By: /s/  Michael L. Reger
Name:   Michael L. Reger
Title:   Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, Michael L. Reger and Chad D. Winter, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection wherewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Michael L. Reger	Principal Executive Officer and Director	May 21, 2010
Michael L. Reger

/ s/ Ryan R. Gilbertson	President and Director	May 21, 2010
Ryan R. Gilbertson

/ s/ Chad D. Winter	Principal Financial Officer and Principal Accounting Officer	May 21, 2010
Chad D. Winter

/s/ Loren J. O’Toole	Director	May 21, 2010
Loren J. O’Toole

/s/ Carter Stewart	Director	May 21, 2010
Carter Stewart

/s/ Jack King	Director	May 21, 2010
Jack King

/s/ Robert Grabb	Director	May 21, 2010
Robert Grabb

/s/ Lisa Bromiley Meier	Director	May 21, 2010
Lisa Bromiley Meier

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1	Form of Underwriting Agreement	(1)
4.1	Specimen Common Stock Certificate of Northern Oil and Gas, Inc.	(2)
4.2	Composite Articles of Incorporation of Northern Oil and Gas, Inc.	(3)
4.3	Amended and Restated Bylaws of Northern Oil and Gas, Inc.	(4)
4.4	Form of Senior Indenture	Filed Herewith
4.5	Form of Subordinated Indenture	Filed Herewith
4.6	Form of Senior Debt Security	(1)
4.7	Form of Subordinated Debt Security	(1)
4.8	Form of Warrant Agreement (including Form of Warrant)	(1)
4.9	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate)	(1)
4.10	Form of Unit Agreement (including Form of Unit Certificate)	(1)
5	Opinion of Faegre & Benson LLP	Filed Herewith
12	Calculation of Ratio of Earnings to Fixed Charges	Filed Herewith
23.1	Consent of Mantyla McReynolds LLC	Filed Herewith
23.2	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5)	Filed Herewith
24	Power of Attorney (included on the signature page hereto)	Filed Herewith
25	Statement of Eligibility of Trustee	(5)

____________________________

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

(2)	Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form SB-2 filed with the SEC on June 11, 2007, as amended.

(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A (Amendment No. 3) filed with the SEC on June 24, 2009.

(4)	Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2007.

(5)	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.